EXHIBIT 5.1

Dechert LLP Letterhead

December 19, 2003

Thornburg Mortgage, Inc.

150 Washington Avenue, Suite 302

Santa Fe, NM 87501

Re:	Registration Statement on Form S-4

Registration No. 333-

Ladies and Gentlemen:

We have acted as counsel to Thornburg Mortgage, Inc., a Maryland corporation (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-4 (Registration No. 333-            ) (the “Registration Statement”), with the Securities and Exchange Commission for the purpose of registering the issuance of up to an aggregate principal amount of $55,000,000 of the Company’s 8% Senior Notes Due 2013 (the “Exchange Notes”) under the Securities Act of 1933, as amended (the “Securities Act”). The Exchange Notes are to be issued in exchange for an equal aggregate principal amount of the Company’s outstanding 8% Senior Notes Due 2013 (the “Existing Notes”) pursuant to the Registration Rights Agreement (the “Registration Rights Agreement”) between the Company and Credit Suisse First Boston LLC, dated December 2, 2003, filed as Exhibit 4.3 to the Registration Statement. The Exchange Notes are to be issued pursuant to the terms of the Indenture dated as of May 15, 2003, as amended and supplemented by a Supplemental Indenture dated as of May 15, 2003 (collectively the “Indenture”) between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), incorporated by reference as Exhibits 4.1 and 4.2 respectively, to the Registration Statement. The Indenture is qualified under the Trust Indenture Act of 1939, as amended (the “TIA”).

In connection with the foregoing, we have reviewed such records, documents, agreements and certificates, and examined such questions of law, as we have considered necessary or appropriate for the purpose of this opinion. In making our examination of records, documents, agreements and certificates, we have assumed the authenticity of the same, the correctness of the information contained therein, the genuineness of all signatures, the authority of all persons entering and maintaining records or executing documents, agreements and certificates (other than persons executing documents, agreements and certificates on behalf of the Company) and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents, agreements or certificates. In rendering our opinion, we have relied as to factual matters upon certificates of public officials and certificates and representations of officers of the Company.

Thornburg Mortgage, Inc.

December 19, 2003

We have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legal, valid and binding agreement of the Trustee. In addition, we have assumed that there will be no changes in applicable law between the date of this opinion and the date of issuance and delivery of the Exchange Notes.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Exchange Notes have been duly authorized by the Company and, when (a) the Registration Statement has been declared effective, (b) the Exchange Notes have been duly executed by the Company and (c) the Exchange Notes have been duly authenticated by the Trustee in accordance with the terms of the Indenture and issued and delivered in exchange for the Existing Notes in accordance with the Registration Rights Agreement and the terms set forth in the prospectus which is included in the Registration Statement, the Exchange Notes will constitute valid and legally binding obligations of the Company, as issuer, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws affecting creditors’ rights generally or debtors’ obligations generally, general principles of equity (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

The opinion expressed herein is limited to the Maryland General Corporation Law and the laws of the State of New York and the United States of America, and we express no opinion concerning the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus contained therein, under the caption “Legal Matters.” In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Dechert LLP